UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

February 5, 2018

United Royale Holdings Corp.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-208978	98-1253258
(State of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

Unit Room 7C, World Trust Tower Building,
50 Stanley Street, Central, Hong Kong
(Address of principal executive offices)

(852) 3610-2665

(Registrant’s telephone number, including area code)

Bosy Holdings Corp.

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year

United Royale Holdings Corp. (formerly known as Bosy Holdings Corp.) (the “Company”) amended its Articles of Incorporation with the State of Nevada in order to change its name to United Royale Holdings Corp. (the “Amendments”). The board of directors of the Company approved the Amendments on February 1, 2018. The shareholders of the Company approved the Amendment by written consent on February 1, 2018. The Amendment became effective with the State of Nevada on February 5, 2018. FINRA has approved the name change and announced it on February 14, 2018 and made it effective February 15, 2018, along with the new ticker symbol of “URYL.”

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Amendment, stating the name change.
3.2	Amended and restated By-Laws, stating the name change

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 15, 2018

United Royale Holdings Corp.

By:	/s/ TEOH KOOI SOOI
Name:	TEOH Kooi Sooi
Title:	Chief Executive Officer, President, Treasurer, Director (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer)

By:	/s/ CHEN ZHERU
Name:	CHEN Zheru
Title:	Director, Secretary

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EXHIBIT INDEX

Exhibit No.	Document Description
3.1	Certificate of Amendment, stating the name change.
3.2	Amended and restated By-Laws, stating the name change

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